EX-99.23(d)(75)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      SALOMON BROTHERS ASSET MANAGEMENT INC

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and SALOMON BROTHERS ASSET MANAGEMENT INC, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 4, 2004, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated October 4, 2004, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 4th day of October, 2004.

JACKSON NATIONAL ASSET                 SALOMON BROTHERS ASSET
MANAGEMENT, LLC                        MANAGEMENT INC


By:                                    By:
     -------------------------            ------------------------------

Name:    ANDREW B. HOPPING             Name:
       --------------------                 ----------------------------

Title:            PRESIDENT            Title:
        ---------------------                ---------------------------

                                   SCHEDULE A
                              DATED OCTOBER 4, 2004

                                     (Funds)

                    JNL/Salomon Brothers High Yield Bond Fund
                    JNL/Salomon Brothers Strategic Bond Fund
            JNL/Salomon Brothers U. S. Government & Quality Bond Fund

                                   SCHEDULE B
                              DATED OCTOBER 4, 2004

                                 (Compensation)

                    JNL/SALOMON BROTHERS HIGH YIELD BOND FUND

                  Average Daily Net Assets           Annual Rate

                  0 to $50 Million:                  .35%
                  $50 Million to $100 Million:       .30%
                  Amounts over $100 Million:         .25%

                    SALOMON BROTHERS/JNL STRATEGIC BOND FUND

                  Average Daily Net Assets           Annual Rate

                  0 to $50 Million:                  .375%
                  $50 Million to $150 Million:       .350%
                  $150 Million to $300 Million:      .300%
                  $300 Million to $500 Million:      .300%
                  Amounts over $500 Million:         .250%

            SALOMON BROTHERS/JNL U. S. GOVERNMENT & QUALITY BOND FUND

                  Average Daily Net Assets           Annual Rate

                  0 to $50 Million:                  .225%
                  $50 Million to $150 Million:       .225%
                  $150 Million to $300 Million:      .175%
                  $300 Million to $500 Million:      .150%
                  Amounts over $500 Million:         .100%